Exhibit 10.8

GUARANTEE OF SUBLEASE

THIS GUARANTY (the “Guaranty”) is made and entered into as of this 29th day of June, 2021, by the undersigned (the “Guarantor”) who, having received a copy of that certain Sublease dated as of June 28, 2021 (the “Sublease”), between ASSURE FERTILITY PARTNERS OF ATLANTA II, LLC (“Sublandlord”), and BLOOM INVO, LLC, (“Subtenant”) for property located at 6 Concourse Parkway, Suite 250, Atlanta, GA 30328, has examined the Sublease and is familiar with all the terms, covenants and provisions contained therein, and as an inducement to Sublandlord to enter into the Sublease does hereby absolutely, unconditionally and irrevocably guarantee to Sublandlord: (i) the full and prompt payment of all Base Rent due under the Sublease (collectively, “Rent”) and all other sums and charges payable by Subtenant under the Sublease; (ii) the full and timely performance and observance of all of the covenants, terms, conditions, and agreements therein provided to be performed and observed by Subtenant; (iii) the full and prompt payment of all costs, expenses and reasonable attorneys’ fees incurred by Sublandlord in enforcing the Sublease and/or this Guaranty; and (iv) the full and prompt payment to Sublandlord of the amount of any payments made to Sublandlord which are recovered from Sublandlord by a trustee, receiver or creditor of Guarantor or Subtenant pursuant to applicable law; and Guarantor hereby covenants and agrees to and with Sublandlord that if default shall at any time be made by Subtenant in the payment of any Rent or any other sum or charge payable by Subtenant under the Sublease, or if Subtenant should default in the performance and observance of any of the covenants, terms, conditions, or agreements contained in the Sublease, Guarantor will forthwith pay such Rent and such other sums and charges to Sublandlord, and any arrears thereof, and shall forthwith faithfully perform and fulfill all of such terms, covenants, conditions, and agreements.

Guarantor further agrees as follows:

1.	This Guaranty is an absolute, unconditional and irrevocable guaranty of payment and of performance, and not of collection. It shall be enforceable against Guarantor without the necessity of any suit or proceedings on Sublandlord’s part of any kind or nature whatsoever against Subtenant and without the necessity of any notice of nonpayment, nonperformance or nonobservance or of any notice of acceptance of this Guaranty or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives; and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished, or impaired by reason of the assertion or the failure to assert by Sublandlord against Subtenant, or against Subtenant’s successors and assigns, any of the rights or remedies reserved to Sublandlord pursuant to the provisions of the Sublease or by relief of Subtenant from any of Subtenant’s obligations under the Sublease or otherwise, including, without limitation, the rejection of the Sublease in connection with proceedings under the bankruptcy laws now or hereafter in effect.

2.	The failure of Sublandlord to insist in any one or more instances upon strict performance or observance of any of the terms, provisions, or covenants of the Sublease or to exercise any right therein contained shall not be construed or deemed to be a waiver or relinquishment for the future of such term, provision, covenant or right, but the same shall continue and remain in full force and effect. Receipt by Sublandlord of Rent or other payments with knowledge of the breach of any provision of the Sublease shall not be deemed a waiver of such breach.

3.	Guarantor’s liability hereunder shall be primary, and that in any right to action which shall accrue to Sublandlord under the Sublease, Sublandlord may, at its option, proceed against the undersigned and Subtenant, jointly and severally, and may proceed against the undersigned without having commenced any action or having obtained any judgment against Subtenant. Sublandlord may proceed either against Subtenant alone or jointly against Subtenant and the undersigned or against any of the undersigned alone (if there is more than one Guarantor) without the requirement to first prosecute or exhaust any remedy or claim against Subtenant and any one Guarantor.

4.	This Guaranty shall be a continuing guaranty throughout the Term of the Sublease, as may be extended, renewed or modified and the liability of Guarantor hereunder shall in no way be affected, modified or diminished by reason of any assignment, renewal, modification, termination or extension of the Sublease or by reason of any modification or waiver of or change in any of the terms, covenants, conditions, or provisions of the Sublease, or by reason of any extension of time that may be granted by Sublandlord to Subtenant, or a changed or different use of the Premises, or by reason of any dealings or transactions or matters or things occurring between Sublandlord and Subtenant, whether or not notice thereof is given to Guarantor.

5.	Guarantor hereby unconditionally waives (a) presentment, notice of dishonor, protest, demand for payment, and all notices of any kind, including, without limitation, notice of acceptance hereof; notice of nonpayment, non-performance, or other default under the Sublease; and notice of any action taken to collect upon or enforce any of the terms and provisions of the Sublease; (b) any subrogation to the rights of Sublandlord against Subtenant until all of the obligations of Subtenant under the Sublease have been fully complied with and the Sublease has expired or terminated and such payments made by Guarantor are not subject to a right of recovery; (c) all suretyship defenses; (d) any setoffs or counterclaims against Sublandlord which would otherwise impair Sublandlord’s rights against Guarantor hereunder; and, (e) any defenses or claims (i) this Guaranty or the Sublease was made without consideration or is not supported by adequate consideration, and (ii) the Sublease is unenforceable in whole or in part against Subtenant, whether because of a lack of validity or enforceability of or defect or deficiency in the Sublease or because Subtenant has any valid defense, claim or offset with respect thereto, or because Subtenant’s obligations under the Sublease ceases to exist by operation of law, or because of any other reason or circumstance, it being agreed that Guarantor shall remain liable hereon regardless of whether Subtenant be found not liable on the Guaranteed Obligations, or any part thereof, for any reason, in which event this Guaranty shall continue to be in full force and effect and Guarantor shall be liable under this Guaranty as if the Sublease were in full force and effect.

6.	The assignment by Sublandlord of the Sublease and/or the rents, profits, avails, and/or proceeds thereof made either with or without notice to Guarantor shall in no manner whatsoever release Guarantor from any liability as Guarantor.

7.	All actions or proceedings arising directly or indirectly hereunder may, at the option of Sublandlord, be litigated in courts having situs within the State of Illinois and Guarantor hereby expressly consents to the jurisdiction of any local, state or federal court located within the State of Texas and consents that any service of process in such action or proceeding may be made by personal service upon any Guarantor wherever Guarantor may then be located or by certified or registered mail to Guarantor at the address specified below Guarantor’s signature.

8.	GUARANTOR HEREBY AGREES TO NOT ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THAT EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.

9.	Upon the filing of a petition under any section or chapter of Title 11 of the United States Code or under any similar federal or state bankruptcy law or statute by or against Guarantor (said included bankruptcy filing as aforesaid is hereinafter referred to as the “Bankruptcy Filing”), any automatic stay or other injunction against Sublandlord resulting from the Bankruptcy Filing shall be immediately and automatically modified and terminated with respect to Sublandlord, without further notice, hearing or said order of court, so that Sublandlord may proceed to exercise its rights and remedies against any property pledged to Sublandlord to secure the Sublease in accordance with applicable law as if no such filing had taken place. Guarantor will not contest (i) any motion or application of Sublandlord made in any court of competent jurisdiction seeking enforcement of this paragraph or otherwise seeking modification or termination of such automatic stay or other injunction in a manner consistent herewith, or (ii) any motion or application of Sublandlord made in any court of competent jurisdiction seeking the appointment of a receiver after the Bankruptcy Filing. Guarantor acknowledges and agrees that Sublandlord is specifically relying upon the covenants and agreements of Guarantor contained in this paragraph and that such covenants and agreements constitute a material inducement to Sublandlord’s entering into the Amendment.

10.	All of Sublandlord’s rights and remedies under the Sublease or under this Guaranty are intended to be distinct, separate and cumulative and no such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

11.	Notice of acceptance of this Guaranty and any obligations or liabilities contracted or incurred by Subtenant are all hereby waived by the Guarantor.

12.	This Guaranty shall be governed by and construed in accordance with the laws of the State of Texas.

13.	All of the provisions of this Guaranty shall inure to the benefit of Sublandlord and its grantees, successors and assigns and shall inure to the benefit of any future owner of the fee title of which the Premises are a part, and all the provisions of this Guaranty shall be binding upon Guarantor and its heirs, legal representatives, successors, and assigns.

14.	If Guarantor consists of more than one person or entity, each person or entity comprising Guarantor shall be jointly and severally liable with every other person or entity comprising Guarantor. The death, resignation or withdrawal of any Guarantor from any partnership, association, corporation or other entity comprising Subtenant shall not release the liability of any other Guarantor unless and until Sublandlord shall have consented in writing to such release.

15.	Guarantor shall not have the right to assign this Guaranty, or its rights or obligations hereunder, or transfer all or substantially all of its assets, whether voluntarily or by operation of law without the prior written consent of Sublandlord, which consent Sublandlord may withhold in its sole discretion and such restrictions shall be binding upon any assignee to which Sublandlord has consented. If Guarantor is a corporation, any transaction or series of transactions (including without limitation any dissolution, merger, consolidation or other reorganization of Guarantor, or any issuance, sale, gift, transfer or redemption of any capital stock of Guarantor, whether direct or indirect, voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Guarantor, other than by reason of death, shall be deemed to be a voluntary assignment of this Guaranty by Guarantor subject to the provisions of this Paragraph. If Guarantor is a partnership or limited liability company, any transaction or series of transactions (including without limitation any withdrawal or admittance of a partner or member or any change in any partner’s or member’s interest in Guarantor, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Guarantor, other than by reason of death, shall be deemed to be a voluntary assignment of this Guaranty by Guarantor subject to the provisions of this Paragraph. The term “control” as used in this Guaranty means the power to directly or indirectly direct or cause the direction of the management or policies of Guarantor.

16.	Initially capitalized terms used but not otherwise defined herein have the same meanings given them in the Sublease.

17.	If this Guaranty is held ineffective or unenforceable by any court of competent jurisdiction or in the event of any limitation of liability of Guarantor other than as expressly provided in it, then Guarantor will be deemed to be a Subtenant under the Sublease with the same force and effect as if Guarantor were expressly named jointly and severally liable with respect to the obligations of Subtenant.

18.	Signatures sent by electronic mail or signed electronically may be used in the place of original signatures on this Guaranty. The Guarantor intends to be bound by the electronically mailed or signed signature, and hereby waives any defenses to the enforcement of the terms of this Guaranty based on the form of the signature.

[SIGNATURE PAGE FOLLOWS]

GUARANTOR : INVO Bioscience Inc., a Nevada Corporation

By	/s/ Steven Shum
Name	Steven Shum:
Title:	CEO